EXHIBIT 1.1

4,000,000 Shares

Sun Country Airlines Holdings, Inc.

Common Stock

UNDERWRITING AGREEMENT

December 11, 2023

Barclays Capital Inc.

Morgan Stanley & Co. LLC,

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The stockholder named in Schedule II attached hereto as Selling Stockholder (the “Selling Stockholder”) of Sun Country Airlines Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell an aggregate of 4,000,000 shares (the “Firm Stock”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Selling Stockholder proposes to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 600,000 additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. Subject to the sale of the Firm Stock by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters (the “Share Repurchase”) an aggregate of 312,500 shares of Common Stock (such shares, the “Repurchase Shares”) pursuant to Section 3 of this Agreement. This Agreement is to confirm the agreement concerning the purchase of the Stock from the Selling Stockholder by the Underwriters, and the purchase of the Repurchase Shares from the Underwriters by the Company. To the extent that only one Underwriter is listed on Schedule I hereto, all references to the Representatives and the Underwriters shall refer to just you.

1.      Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a)               A registration statement on Form S-3 (File No. 333-269023) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i)       “Applicable Time” means 4:05 P.M. (New York City time) on December 11, 2023;

(ii)       “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iii)       “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(iv)       “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)       “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, the Issuer Free Writing Prospectuses, if any, listed on Schedule VI hereto and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act, together with the information set forth on Schedule IV;

(vi)       “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto related to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)      “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date;

(viii)       “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act; and

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(ix)       “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)               From the time of filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c)               The Company (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(d)               The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e)               The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable

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Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(f)                The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(g)               The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(h)               The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(j)                Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(k)               Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the

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date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(l)                 The Company and each of its subsidiaries has been duly organized, is validly existing and in good standing (to the extent such concept is recognized in such jurisdiction) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or result in a development involving a prospective material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the most recent Preliminary Prospectus. None of the subsidiaries of the Company (other than those subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recent fiscal year) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(m)              All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concept is applicable) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as described in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)               [Reserved]

(o)               The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly

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authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.

(p)               The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the Share Repurchase) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)               No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including the Share Repurchase), except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the purchase and sale of the Stock by the Underwriters.

(r)                The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the most recent Preliminary Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained or incorporated by reference in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(s)                [Reserved]

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(t)                 KPMG LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the initial letter referred to in Section 8(g) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(u)               The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the most recent Preliminary Prospectus and the Prospectus, as of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses in the Company’s internal controls. Except as described in the most recent Preliminary Prospectus and the Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).

(v)               (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure; and (iii) except as described in the most recent Preliminary Prospectus and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

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(w)              [Reserved]

(x)               [Reserved]

(y)               [Reserved]

(z)               Except as described in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business, or (iv) declared or paid any dividend on their capital stock. Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as described in the most recent Preliminary Prospectus or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)            The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the most recent Preliminary Prospectus or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)           The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

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(cc)            Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, domain names and other source identifiers, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property or proprietary rights, including all registrations or applications for registration of, and goodwill associated with, any of the foregoing (collectively, “Intellectual Property Rights”) material to or necessary for the conduct of their respective businesses now conducted or proposed to be conducted in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, no such Intellectual Property Rights are invalid or unenforceable, in whole or in part. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has not infringed, misappropriated or otherwise violated, and has not received any notice of any claim of infringement, misappropriation or other violation of, any Intellectual Property Rights of others. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, none of the Intellectual Property Rights owned by the Company or its subsidiaries are being infringed, misappropriated or otherwise violated by any third party.

(dd)           Except as disclosed in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby (including the Share Repurchase); and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(ee)            There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(ff)            The statements made in or incorporated by reference in the most recent Preliminary Prospectus and Prospectus under the captions “Risk Factors — Risks Related to Our Industry”, “Risk Factors — Risks Related to Our Business” and “Business — Government Regulation”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(gg)           The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses as described in the most recent Preliminary Prospectus and the value of their respective properties and as is customary for companies engaged

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in similar businesses in similar industries. All material policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(hh)            No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(ii)              No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(jj)              Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the most recent Preliminary Prospectus, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)           Except as described in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have

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not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(ll)              Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes which have become due and payable by the Company or its subsidiaries, except for taxes, if any, as are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established in accordance with GAAP. No tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the PBGC or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan and (E) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or

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premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn)           The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Company reasonably believes to be reliable in all material respects.

(oo)           Neither the Company nor any of its subsidiaries is, and as of the applicable Delivery Date after giving effect to the Share Repurchase, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(pp)           The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(qq)           Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(rr)            Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(ss)            The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(tt)             The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(uu)           The Common Stock is listed on The Nasdaq Global Select Market.

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(vv)           The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock by the Selling Stockholder, will not distribute any offering material in connection with the offering and sale of the Stock by the Selling Stockholder other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(l) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(ww)         [Reserved]

(xx)           Neither the Company, any of the Company’s directors or officers nor any of its subsidiaries, nor, to the knowledge of the Company, any of the Company’s controlled affiliates, any employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company, its subsidiaries and, to the knowledge of the Company, their respective controlled affiliates have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(yy)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company or such subsidiary (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(zz)            Neither the Company, any of the Company’s directors or officers nor any of its subsidiaries, nor, to the knowledge of the Company, any of the Company’s controlled affiliates, any employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the Crimea Region and the non-government controlled areas of the

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Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(aaa)        Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for the operation of the business of the Company or its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including any personal, personally identifiable, sensitive, confidential or regulated data (including the data and information of its customers, employees, suppliers, vendors and any third-party data collected, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries) collected, processed, transferred, held, disclosed or otherwise used in connection with their businesses (collectively, “Personal Data”)) and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no breach, violation, outage, disablement, loss, destruction or unauthorized use, access, distribution or modification of or to any IT System or Personal Data of the Company or its subsidiaries.

(bbb)       The Company and each of its subsidiaries are, and at all times since January 1, 2018 were, in compliance with all applicable data privacy and security laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws and contractual obligations regarding the collection, processing, use, transfer, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data (collectively, the “Privacy Obligations”) except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in place, are in material compliance with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). Since January 1, 2018, neither the Company nor any of its subsidiaries has received notice of any actual or potential material liability under or relating to or actual or potential violation of, or is subject to any action, suit or proceeding by or before any court of governmental agency authority or body relating to, any of the Privacy Obligations or Policies.

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(ccc)        [Reserved]

(ddd)       There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as otherwise disclosed to the Underwriters.

(eee)        The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including war risk insurance on its aircraft under the Federal Aviation Administration’s (the “FAA”) insurance program authorized under 49 U.S.C. § 44301 et seq.; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(fff)         Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) possess all licenses, certificates, permits and other authorizations issued by all applicable authorities, including the Department of Transportation, the FAA and the Federal Communications Commission (collectively, the “Governmental Licenses”), necessary to conduct their respective businesses and the Governmental Licenses are valid and in full force and effect, (ii) are in compliance with the terms and conditions of all Governmental Licenses and (iii) have not received any notice of proceedings relating to the revocation or modification of any such Governmental License. The Company (x) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (y) holds an air carrier operating certificate issued by the FAA pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (z) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a).

(ggg)       Except as disclosed in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

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2.      Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents, warrants and agrees that:

(a)               The Selling Stockholder has been duly organized and is validly existing as a corporation, limited liability company, public agency, or a limited partnership, as the case may be, in good standing in its jurisdiction of formation.

(b)               The Selling Stockholder is a United States person (as the term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for U.S. federal income tax purposes.

(c)               The Selling Stockholder has, and immediately prior to any Delivery Date, the Selling Stockholder will have, good and valid title to the shares of Stock to be sold by the Selling Stockholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities or adverse claims.

(d)               [Reserved]

(e)               [Reserved]

(f)                Upon payment for the Stock to be sold by the Selling Stockholder, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock) (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Stock, and (iii) an action based on an adverse claim, within the meaning of Section 8-102 of the UCC, may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g)               The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(h)               This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(i)                 The sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result

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in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except, with respect to clauses (i) and (iii), conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement.

(j)               No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the sale of the Stock by the Selling Stockholder, the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters.

(k)              The Pricing Disclosure Package, at the Applicable Time did not, and as of the Initial Delivery Date and as of each Option Stock Delivery Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s Selling Stockholder Information. Each Underwriter, the Company and the Selling Stockholder agree that the “Selling Stockholder Information” with respect to a Selling Stockholder consists solely of the information furnished by the Selling Stockholder for use in connection with the offering in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which consists solely of (i) the name, address and number of shares of Common Stock owned by the Selling Stockholder, before and after the offering, and (ii) the other information with respect to the Selling Stockholder that appears in the table (and corresponding footnotes) under the caption “Selling Stockholder,” in each case, in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any Issuer Free Writing Prospectus.

(l)                [Reserved]

(m)             [Reserved]

(n)              [Reserved]

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(o)               The Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company, including any of its subsidiaries, that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)               The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(q)               [Reserved]

(r)                Neither the Selling Stockholder nor any of its subsidiaries (to the extent applicable), nor any director or officer of the Selling Stockholder or any of its subsidiaries (to the extent applicable) nor, to the knowledge of the Selling Stockholder, any employee of the Selling Stockholder or any of its subsidiaries (to the extent applicable) or any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Selling Stockholder has conducted its business in compliance with the FCPA, Bribery Act 2010, and all other applicable anti-bribery statutes and regulations, and has instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Selling Stockholder nor any of its subsidiaries (to the extent applicable) will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment of giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(s)                The operations of the Selling Stockholder and its subsidiaries (to the extent applicable) is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries (to the extent applicable) with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(t)                 Neither the Selling Stockholder nor any of its subsidiaries (to the extent applicable), directors or officers, nor, to the knowledge of the Selling Stockholder, any of the Selling Stockholder or any agent, controlled affiliate or other person associated with or acting on behalf of the Selling Stockholder or any of its subsidiaries (to the extent applicable) is (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria); and

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the Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Selling Stockholder has not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Selling Stockholder, as to matters covered thereby, to each Underwriter.

3.      Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule II hereto to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from the Selling Stockholder that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule I represents to the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine. Subject to the sale of the Firm Stock by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Repurchase Shares specified herein at the price paid by the Underwriters set forth herein. The number of shares of the Firm Stock to be sold by each Underwriter to the Company shall be based on the same proportion as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule I represents to the total number of shares of the Firm stock to be purchased by the Underwriters pursuant to this Agreement. The respective selling obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Selling Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite the Selling Stockholder’s name in Schedule II hereto. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of

19

Firm Stock; provided, however, that the amount paid by the Underwriters for any Option Stock shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Option Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $16.00 per share.

The Selling Stockholder is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4.      Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholder. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Firm Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholder shall deliver the Firm Stock through the facilities of DTC unless the Representatives shall otherwise instruct. In addition, subject to the sale of the Firm Stock by the Selling Stockholder to the Underwriters in compliance with the terms of this Agreement, payment of the aggregate purchase price of the Repurchase Shares shall be made by the Company to the Underwriters in immediately available funds to an account specified by the Representatives, against delivery of such Repurchase Shares for the account of the Company at the Initial Delivery Date.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Selling Stockholder by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Stock by the Selling Stockholder and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding

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paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholder. On each Option Stock Delivery Date, the Selling Stockholder shall deliver, or cause to be delivered, the Option Stock, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Selling Stockholder to or upon the order of the Selling Stockholder of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholder shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

5.      Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i)             To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof upon reasonable written request; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal of such order.

(ii)             Upon written request, to furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)            To deliver, upon written request, promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the

21

Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)           To file as promptly as practicable with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission in connection with the offering or sale of the Stock.

(v)             Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi)           Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed).

(vii)          To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

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(viii)        To make generally available to the Company’s security holders and to deliver to the Representatives as soon as practicable, but in any event not later than 16 months after the effective date of the registration statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), which may be satisfied by filing on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

(ix)           Promptly from time to time to take such action as the Representatives may reasonably request to use reasonable best efforts to qualify the Stock for offering and sale under the securities or Blue Sky laws of such other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)             For a period commencing on the date hereof and ending on the 30th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, lend or otherwise dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the disposition by any person of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than (i) [reserved], (ii) Common Stock, options to purchase Common Stock, restricted stock, restricted stock units and any other equity incentive compensation issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Registration Statement, the Preliminary Prospectus and the Prospectus, Common Stock issued upon exercise of outstanding options, warrants or rights, whether or not issued under one of those plans, and Common Stock issued upon the exercise of options or the settlement of restricted stock units granted under such plans or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition, (iii) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof, including any shares of Common Stock issued upon the exercise of any warrants issued by the Company and any transfers of shares of Common Stock to the Company upon a “net” or “cashless” exercise of any warrants issued by the Company and (iv) the issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Common Stock issued pursuant to this clause (v) during the Lock-Up Period shall not exceed 5% of the total number of shares of Common Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (v), any recipient of shares of Common Stock shall have executed and delivered to the Representatives a lock-up letter, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of

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ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) publicly file or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer and director of the Company set forth on Schedule III hereto and the Selling Stockholder to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi)           [Reserved]

(xii)          [Reserved]

(xiii)         [Reserved]

(xiv)         If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

(xv)         The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the time when a prospectus relating to sale of the Stock by the Selling Stockholder is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

(xvi)         [Reserved]

(xvii)        The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xviii)      The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers or applicable exemption certificate (the “FinCEN Certification”), together with copies of identifying documentation, of the Company and the Company undertakes to provide such additional

24

supporting documentation as each Underwriter may reasonably request in connection with the verification of the FinCEN Certification.

(b)               Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.      Further Agreements of the Selling Stockholder. The Selling Stockholder agrees:

(a)               Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Stock;

(b)               To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-9.

(c)               The Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(d)               The Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

7.      Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement

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among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by the FINRA of the terms of sale of the Stock (including related reasonable and documented fees and expenses of counsel to the Underwriters in an amount that is not greater than $15,000); (f) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriters); (g) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related reasonable and documented fees and expenses of Canadian counsel to the Underwriters); (h) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with any road show (the remaining half of the cost to be borne by the Underwriters); and (i) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 7 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

8.      Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)               The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)               [Reserved]

(c)               Paul, Weiss, Rifkind, Wharton & Garrison LLP shall have furnished to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

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(d)               Hogan Lovells US LLP shall have furnished to the Representatives its written opinion, as special U.S. federal aviation regulatory counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e)               The counsel for the Selling Stockholder shall have furnished to the Representatives its written opinion, as counsel to the Selling Stockholder, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(f)                The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)               At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)               With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from KPMG LLP a letter (the “bring-down letter”), addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

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(i)                 The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or its Chief Financial Officer (solely in their capacities as such) as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i)         That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)       That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of such officers, threatened and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii)       To the effect of Section 8(j) (provided that no representation with respect to the judgment of the Representatives need be made).

(j)                 The Selling Stockholder shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that (i) the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date, (ii) the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date, and (iii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)               [Reserved]

(l)                (i) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock (other than as a result of the exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or restricted stock, pursuant to the Company’s equity plans) or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries, taken as a whole, the effect

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of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m)             [Reserved]

(n)               Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date by the Selling Stockholder on the terms and in the manner contemplated in the Prospectus.

(o)               On the date hereof and on each Delivery Date, the Company shall have delivered to the Representatives a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representatives.

(p)               The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule III and the Selling Stockholder, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

9.      Indemnification and Contribution.

(a)               The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that

29

Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Testing-the-Waters Communication (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other documented out of pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(f).

(b)               The Selling Stockholder shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Stock in violation of Section 6(a) being referred to as a “Selling Stockholder Free Writing

30

Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the offering of the shares of the Stock purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholder may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter. Notwithstanding the foregoing, the Selling Stockholder shall be liable under this Section 9(b) only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Permitted Issuer Information or any Marketing Materials in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by the Selling Stockholder specifically for inclusion therein, which information is limited to the information set forth in the Prospectus under the caption “Principal and Selling Stockholder”, or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Stockholder Free Writing Prospectus.

(c)               Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the Selling Stockholder, their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or

31

on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(f).

(d)            Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and shall pay the reasonably incurred fees and expenses of such counsel related to such claim or action. In any such claim or action, the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any action or claim or related action or claim in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, except as provided for in this Section 9. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the

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plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(e)               If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, as set forth on the cover page of the Prospectus, on the one hand, and the aggregate difference between the purchase price paid by the Underwriters for the Stock set forth in Schedule IV hereto and the aggregate price at which the Stock is sold by the Underwriters to the public (the “Aggregate Underwriter Proceeds”) for the Underwriters, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or the Underwriters, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any documented out of pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the Aggregate Underwriter Proceeds received by such Underwriter in connection with the Stock purchased by it exceeds the amount of any damages that such Underwriter has otherwise

33

been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                It is understood and agreed upon that the paragraphs relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

10.  Defaulting Underwriters.

(a)               If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company and the Selling Stockholder that they have so arranged for the purchase of such Stock, or the Company and the Selling Stockholder notify the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Selling Stockholder may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b)               If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholder as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total

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number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)               If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholder as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Selling Stockholder shall not exercise the right described in paragraph (a) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 7 and 12 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.  Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 8(l) and 8(n) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

12.  Reimbursement of Underwriters’ Expenses. If (a) the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Company nor the Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

13.  Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriters

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with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholder by such Underwriters’ investment banking divisions. The Company and the Selling Stockholder acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.  No Fiduciary Duty. The Company and the Selling Stockholder acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise and are not providing a recommendation or investment advice, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, the Selling Stockholder, and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the offering price of the Stock, and such relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholder; (e) the purchase and sale of the Stock pursuant to this Agreement does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholder hereby (x) waive any claims that the Company or the Selling Stockholder may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Stockholder has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

15.  Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)       if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc. 745 Seventh Avenue, New York, New York, 10019, Attention: Syndicate Registration (fax: 646-834-8133) and Morgan Stanley & Co. LLC 1585 Broadway, 29th Floor, New York, New York, 10036, Attention: Investment Banking Division (fax: (212) 507-8999);

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(b)       if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, facsimile (212) 492-0588, Attention: Brian M. Janson, Esq.; and

(c)       if to the Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to the Selling Stockholder at 9 West 57th Street, 43rd Floor, New York, New York 10019.

(d)       [Reserved].

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

16.  Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Selling Stockholder, the Company and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, affiliates and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of any of the Stock from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.  Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18.  Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

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19.  Governing Law. This Agreement, any transaction contemplated by this Agreement and any claim or controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

20.  Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23.  Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriters that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the

38

Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SUN COUNTRY AIRLINES HOLDINGS, INC.

By:	/s/ Erin Rose Neale
	Name:	Erin Rose Neale
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

SCA HORUS HOLDINGS, LLC

By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President and Assistant Secretary

Accepted:

Barclays Capital Inc.

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By: Barclays Capital Inc.

By:	/s/ Ilya A. Blanter
	Name:	Ilya A. Blanter
	Title:	Authorized Signatory

Accepted:

Morgan Stanley & Co. LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto

By: Morgan Stanley & Co. LLC

By:	/s/ Daniel J.F. McCullough
	Name:	Daniel J.F. McCullough
	Title:	Vice President

SCHEDULE I

Underwriters	Number of Shares of Firm Stock	Number of Shares of Option Stock
Barclays Capital Inc.	2,000,000	300,000
Morgan Stanley & Co. LLC	2,000,000	300,000
Total	4,000,000	600,000

SCHEDULE II

Selling Stockholder	Number of Shares of Firm Stock	Number of Shares of Option Stock
SCA Horus Holdings, LLC	4,000,000	600,000
Total	4,000,000	600,000

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Jude Bricker

Dave Davis

Marion Blakey

Kerry Philipovitch

Thomas Kennedy

Patrick O’Keeffe

Jennifer Vogel

Gail Peterson

Executive Officers

Jude Bricker

Dave Davis

Gregory Mays

Rose Neale

Eric Levenhagen

Brian Davis

Grant Whitney

John Gyurci

William Trousdale

SCHEDULE IV

INFORMATION OTHER THAN THE PRICING PROSPECTUS THAT COMPRISE THE

PRICING DISCLOSURE PACKAGE

As to each investor, the price paid by such investor.

The number of Repurchase Shares purchased on the Initial Delivery Date by the Company is 312,500.

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

None.

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None.